UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Perficient, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	74-2853258 (IRS Employer Identification Number)

1120 South Capital of Texas Highway
Building 3, Suite 220
Austin, Texas 78746
Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock. $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the Common Stock is set forth under the caption “Description of Securities — Common Stock” contained in the prospectus filed with the Commission on May 12, 1999 as part of the Registration Statement on Form SB-2 (No. 333-78337), and is hereby incorporated by reference in answer to this item.

Item 2. Exhibits

Exhibit 3.1	Certificate of Incorporation of Perficient, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 (File No. 333-78337)).
Exhibit 3.2*	Certificate of Amendment to Certificate of Incorporation of Perficient, Inc.
Exhibit 3.3	Bylaws of Perficient, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form SB-2 (File No. 333-78337)).
Exhibit 4.1	Specimen Certificate for shares of common stock (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form SB-2 (File No. 333-78337)).
Exhibit 4.2	Warrant granted to Gilford Securities Incorporated (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form SB-2 (File No. 333-78337)).
Exhibit 4.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on January 17, 2002).

*Filed herewith

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PERFICIENT, INC.
By:	/s/ Michael D. Hill
	Name:	Michael D. Hill
	Title: Dated:	Chief Financial Officer February 15, 2005

Exhibit Index

Exhibit
Number	Description
Exhibit 3.1	Certificate of Incorporation of Perficient, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 (File No. 333-78337)).
Exhibit 3.2*	Certificate of Amendment to Certificate of Incorporation of Perficient, Inc.
Exhibit 3.3	Bylaws of Perficient, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form SB-2 (File No. 333-78337)).
Exhibit 4.1	Specimen Certificate for shares of common stock (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form SB-2 (File No. 333-78337)).
Exhibit 4.2	Warrant granted to Gilford Securities Incorporated (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form SB-2 (File No. 333-78337)).
Exhibit 4.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on January 17, 2002).

*  Filed herewith